UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2017

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2017, Cornerstone OnDemand, Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 52,126,412 shares of the Company’s common stock, representing 91.76% of the voting power of the shares of the Company’s common stock as of April 17, 2017, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 4, 2017.

Proposal 1 – Election of Directors.

The following nominees were elected as Class III directors to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adam L. Miller	35,951,181	13,001,050	3,174,181
R. C. Mark Baker	35,944,465	13,007,766	3,174,181
Steffan C. Tomlinson	42,319,696	6,632,535	3,174,181

The following nominee was elected as a Class II director to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dean Carter	38,580,666	10,371,565	3,174,181

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified by the stockholders by the vote set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,453,533	617,410	55,469	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss Senior Vice President, Administration & General Counsel

Date: June 19, 2017